Exhibit 99.1

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports First Quarter 2025 Results

PASADENA, Calif., May 7, 2025 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the first quarter of fiscal year 2025.

“As we navigate the current operating environment, the fundamentals of our business remain strong, and since the second half of the quarter, we’re seeing steady improvement across sales, traffic, and our development pipeline ,” said John Peyton, Chief Executive Officer of Dine Brands Global, Inc. “We’re advancing our long-term strategy by executing the near-term priorities outlined last quarter—enhancing the guest experience, strengthening our menu and value platforms, and driving clearer value messaging through marketing. We’re making great progress, and our team and franchisees are focused on continuing the positive momentum.”

Vance Chang, Chief Financial Officer of Dine Brands Global, Inc., added, “While we continue to see the impact of consumer price sensitivity, our asset-light business model remains steady with solid cash flow, enabling us to invest in our brands and system to drive performance and continue returning capital to our shareholders.”

Domestic Restaurant Sales for the First Quarter of 2025

•

Applebee’s year-over-year domestic comparable same-restaurant sales declined 2.2% for the first quarter of 2025. Off-premise sales accounted for 23.5% of sales mix in the first quarter of 2025 representing per restaurant average weekly sales of approximately $12,800.

•

IHOP’s year-over-year domestic comparable same-restaurant sales declined 2.7% for the first quarter of 2025. Off-premise sales accounted for 21.2% of sales mix in the first quarter of 2025, representing per restaurant average weekly sales of approximately $7,700.

First Quarter of 2025 Summary

•

Total revenues for the first quarter of 2025 were $214.8 million compared to $206.2 million for the first quarter of 2024. The increase was primarily due to an increase in company restaurant sales attributable mainly to the acquisition of 47 Applebee’s restaurants in the fourth quarter of 2024 partially offset by a decrease in franchise revenues primarily resulting from negative comparable same-restaurant sales growth and fewer franchise restaurants at Applebee’s and IHOP.

•

General and Administrative (“G&A”) expenses for the first quarter of 2025 were $51.3 million compared to $52.2 million for the first quarter of 2025. The variance was primarily attributable to a decrease in compensation-related expenses offset by an increase in legal and professional services fees.

•

GAAP net income available to common stockholders was $7.8 million, or earnings per diluted share of $0.53, for the first quarter of 2025 compared to net income available to common stockholders of $17.0 million, or earnings per diluted share of $1.13 for the first quarter of 2024. The decrease was primarily due to a decrease in segment profit and an increase in closure and impairment charges partially offset by a decrease in G&A expenses.

•

Adjusted net income available to common stockholders was $15.4 million, or adjusted earnings per diluted share of $1.03, for the first quarter of 2025 compared to adjusted net income available to common stockholders of $19.9 million, or adjusted earnings per diluted share of $1.33, for the first quarter of 2024. The decrease was primarily due to a decrease in segment profit partially offset by a decrease in G&A expenses and a decrease in cash interest expense. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the first quarter of 2025 was $54.7 million compared to $60.8 million for the first quarter of 2024. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•

Cash flows provided by operating activities for the first quarter of 2025 were $16.1 million. This compares to cash flows provided by operating activities of $30.6 million for the first quarter of 2024. The decrease was primarily due to unfavorable decrease in working capital resulting from the timing of rent payments and collection of a tax settlement in the prior period as well as a decrease in segment profit partially offset by a decrease in incentive compensation payments.

•

Adjusted free cash flow was $14.6 million for the first quarter of 2025. This compares to adjusted free cash flow of $29.7 million for the first quarter of 2024. (See “Non-GAAP Financial Measures” for reconciliation of the Company’s cash provided by operating activities to adjusted free cash flow.)

•	Development activity by Applebee’s and IHOP franchisees for the first quarter of 2025 resulted in nine new restaurant openings and the closure of 39 restaurants.

Key Balance Sheet Metrics (March 31, 2025)

•	Total cash, cash equivalents and restricted cash of approximately $250.4 million, of which approximately $186.5 million was unrestricted cash.

•	Available borrowing capacity under the Variable Funding Senior Secured Notes is over $224 million.

GAAP Effective Tax Rate

The Company’s effective tax rate was 35.9% for the three months ended March 31, 2025, as compared to 27.3% for the three months ended March 31, 2024. The effective tax rate for the three months ended March 31, 2025, was higher than the rate of the prior comparable period primarily due to lower tax deduction related to stock-based compensation, resulting from the changes in our stock price.

Capital Returns to Equity Holders

During the first quarter of 2025, the Company repurchased approximately $1.6 million of its common stock and paid quarterly cash dividends totaling approximately $7.8 million in dividends.

Financial Performance Guidance for 2025

The Company reiterated its fiscal 2025 guidance items:

•	Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 2% and positive 1%.

•	IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 1% and positive 2%.

•	Domestic development activity for Applebee’s franchisees is between 20 and 35 net fewer restaurants.

•	Domestic development activity by IHOP franchisees and area licensees is expected to be between 10 net fewer restaurants and 10 net new openings.

•	Consolidated adjusted EBITDA is expected to range between approximately $235 million and $245 million.

•	G&A expenses are expected to range between approximately $200 million and $205 million. This total includes non-cash stock-based compensation expense and depreciation of approximately $35 million.

•	Capital expenditures are expected to range between approximately $20 million and $30 million.

Dine Brands does not provide forward-looking guidance for GAAP net income because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, other non-income-based taxes and other items deemed not reflective of current operations.

First Quarter of 2025 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on May 7, 2025, at 9:00 a.m. Eastern time. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of March 31, 2025, these three brands consisted of over 3,500 restaurants across 19 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of corporate strategies, including restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; changes in U.S. government regulations and trade policies, including the imposition of tariffs and other trade barriers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; risks of major natural disasters, including earthquake, wildfire, tornado, flood or a man-made disaster, including terrorism, civil unrest or a cyber incident; risks of volatile or adverse weather conditions as a result of climate change; pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; changes in tax laws; failure to meet investor and stakeholder expectations regarding business responsibility matters; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest expense, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$95,724	$100,616
Advertising revenues	70,490	75,261

Total franchise revenues	166,214	175,877
Company restaurant sales	21,573	274
Rental revenues	26,655	29,549
Financing revenues	338	535

Total revenues	214,780	206,235

Cost of revenues:
Franchise expenses:
Advertising expenses	70,490	75,261
Bad debt expense	1,660	183
Other franchise expenses	9,043	11,029

Total franchise expenses	81,193	86,473
Company restaurant expenses	22,006	299
Rental expenses:
Interest expense from finance leases	689	740
Other rental expenses	20,521	21,215

Total rental expenses	21,210	21,955
Financing expenses	61	84

Total cost of revenues	124,470	108,811

Gross profit	90,310	97,424
General and administrative expenses	51,337	52,187
Interest expense, net	17,727	18,072
Closure and impairment charges	5,846	634
Amortization of intangible assets	2,716	2,722
Gain on disposition of assets	(111)	(237)

Income before income taxes	12,795	24,046
Income tax provision	(4,598)	(6,573)

Net income	8,197	17,473
Other comprehensive income (loss) net of tax:
Foreign currency translation adjustment	1	(2)

Total comprehensive income	$8,198	$17,471

Net income available to common stockholders:
Net income	$8,197	$17,473
Less: Net income allocated to unvested participating restricted stock	(353)	(512)

Net income available to common stockholders	$7,844	$16,961

Net income available to common stockholders per share:
Basic	$0.53	$1.13

Diluted	$0.53	$1.13

Weighted average shares outstanding:
Basic	14,907	14,980

Diluted	14,907	14,980

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets	(Unaudited )
Current assets:
Cash and cash equivalents	$186,505	$186,650
Receivables, net of allowance	91,151	115,218
Restricted cash	44,439	42,448
Prepaid gift card costs	22,299	28,552
Prepaid income taxes	—	1,446
Other current assets	15,727	11,685

Total current assets	360,121	385,999
Non-current restricted cash	19,500	19,500
Property and equipment, net	155,251	156,134
Operating lease right-of-use assets	332,907	323,468
Deferred rent receivable	23,076	24,804
Long-term receivables, net of allowance	34,293	35,873
Goodwill	248,622	248,622
Other intangible assets, net	570,262	575,654
Other non-current assets, net	22,308	20,530

Total assets	$1,766,340	$1,790,584

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$100,000	$100,000
Accounts payable	35,838	37,718
Gift card liability	149,122	177,584
Current maturities of operating lease obligations	64,913	65,336
Current maturities of finance lease and financing obligations	6,448	6,387
Accrued employee compensation and benefits	11,089	16,674
Accrued advertising expenses	6,520	4,735
Dividends payable	7,975	7,790
Other accrued expenses	32,774	29,081

Total current liabilities	414,679	445,305
Long-term debt, net, less current maturities	1,087,084	1,086,551
Operating lease obligations, less current maturities	320,430	310,476
Finance lease obligations, less current maturities	36,236	34,286
Financing obligations, less current maturities	21,730	23,251
Deferred income taxes, net	50,079	54,572
Deferred franchise revenue, long-term	35,397	36,700
Other non-current liabilities	16,451	15,462

Total liabilities	1,982,086	2,006,603

Commitments and contingencies
Stockholders’ deficit:
Common stock	247	248
Additional paid-in-capital	233,443	254,814
Retained earnings	183,857	183,614
Accumulated other comprehensive loss	(75)	(76)
Treasury stock, at cost	(633,218)	(654,619)

Total stockholders’ deficit	(215,746)	(216,019)

Total liabilities and stockholders’ deficit	$1,766,340	$1,790,584

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income	$8,197	$17,473
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	10,362	9,741
Non-cash closure and impairment charges	5,846	634
Non-cash stock-based compensation expense	3,365	4,923
Non-cash interest expense	856	803
Deferred income taxes	(4,562)	1,086
Deferred revenue	(3,709)	(1,583)
Provision for doubtful accounts	1,660	183
Gain on disposition of assets	(111)	(237)
Other	318	(212)
Changes in operating assets and liabilities:
Receivables, net	(1,655)	1,650
Deferred rent receivable	1,728	2,186
Current income tax receivable and payable	7,546	9,388
Gift card receivable and payable	3,555	(978)
Other current assets	(4,791)	5,120
Accounts payable	(414)	(2,158)
Operating lease assets and liabilities	(3,410)	(3,327)
Accrued employee compensation and benefits	(5,741)	(11,449)
Accrued advertising	(2,306)	(2,801)
Other current liabilities	(601)	111

Cash flows provided by operating activities	16,133	30,553

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	1,820	2,525
Additions to property and equipment	(3,325)	(3,335)
Proceeds from sale of property and equipment	1,049	81
Additions to long-term receivables	(1,359)	(371)
Other	(65)	(74)

Cash flows used in investing activities	(1,880)	(1,174)

Cash flows from financing activities:
Dividends paid on common stock	(7,790)	(7,827)
Repurchase of common stock	(1,637)	(6,000)
Principal payments on finance lease and financing obligations	(1,251)	(1,640)
Repurchase of restricted stock for tax payments upon vesting	(1,708)	(2,347)
Tax payments for share settlement of restricted stock units	(21)	(29)
Other	—	(3)

Cash flows used in financing activities	(12,407)	(17,846)

Net change in cash, cash equivalents and restricted cash	1,846	11,533
Cash, cash equivalents and restricted cash at beginning of period	248,598	200,592

Cash, cash equivalents and restricted cash at end of period	$250,444	$212,125

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; gain or loss on disposition of assets; other EBITDA adjustments; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended March 31,
	2025	2024
Net income available to common stockholders	$7,844	$16,961
Closure and impairment charges	5,846	634
Amortization of intangible assets	2,716	2,722
Non-cash interest expense	856	803
Gain on disposition of assets	(111)	(237)
Other EBITDA adjustments	1,261	200
Net income tax provision for above adjustments	(2,748)	(1,072)
Net income allocated to unvested participating restricted stock	(262)	(85)

Net income available to common stockholders, as adjusted	$15,402	$19,926

Diluted net income available to common stockholders per share (a):
Net income available to common stockholders	$0.53	$1.13
Closure and impairment charges	0.29	0.03
Amortization of intangible assets	0.13	0.13
Non-cash interest expense	0.04	0.04
Gain on disposition of assets	(0.01)	(0.01)
Other EBITDA adjustments	0.06	0.01
Net income allocated to unvested participating restricted stock	(0.02)	(0.01)
Rounding	0.01	0.01

Diluted net income available to common stockholders per share, as adjusted	$1.03	$1.33

Numerator for basic EPS - net income available to common stockholders, as adjusted	$15,402	$19,926
Effect of unvested participating restricted stock using the two-class method	0	—
Numerator for diluted EPS - net income available to common stockholders, as adjusted (b)	$15,403	$19,926

Denominator for basic and diluted EPS - weighted-average shares	14,907	14,980

(a)	Diluted net income available to common stockholders per share for the three months ended March 31, 2025 and 2024 presented on an after-tax basis.
(b)	May not foot due to rounding.

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Cash flows provided by operating activities	$16,133	$30,553
Principal receipts from notes and equipment contracts	1,820	2,525
Net additions to property and equipment	(3,325)	(3,335)

Adjusted free cash flow	14,628	29,743
Dividends paid on common stock	(7,790)	(7,827)
Repurchase of common stock	(1,637)	(6,000)

	$5,201	$15,916

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest expense, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, gain or loss on disposition of assets, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended March 31, 2025
	2025	2024
Net income, as reported	$8,197	$17,473
Interest charges on finance leases	689	740
All other interest charges	20,524	20,763
Income tax provision	4,598	6,573
Depreciation and amortization	10,362	9,741
Non-cash stock-based compensation	3,365	4,923
Closure and impairment charges	5,846	634
Gain on disposition of assets	(111)	(237)
Executive separation pay	1,140	—
Other	121	200

Adjusted EBITDA	$54,731	$60,810

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three months ended March 31, 2025 and 2024, the number of “Effective Restaurants” in the Applebee’s, IHOP and Fuzzy’s systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended March 31,
	2025	2024
Applebee’s Restaurant Data
Global Effective Restaurants(a)
Franchise	1,549	1,635
Company	47	—

Total	1,596	1,635

System-wide(b)
Domestic sales percentage change(c)	(3.9)%	(5.9)%
Domestic same-restaurant sales percentage change(d)	(2.2)%	(4.6)%
Franchise(b)
Domestic sales percentage change(c)(e)	(5.7)%	(5.9)%
Domestic same-restaurant sales percentage change(d)	(2.1)%	(4.6)%
Average weekly domestic unit sales (in thousands)	$54.7	$54.7
IHOP Restaurant Data
Global Effective Restaurants(a)
Franchise	1,643	1,644
Area license	153	156
Company	3	—

Total	1,799	1,800

System-wide(b)
Sales percentage change(c)	(3.0)%	0.2%
Domestic same-restaurant sales percentage change, including area license restaurants(d)	(2.7)%	(1.7)%
Franchise(b)
Sales percentage change(c)(e)	(2.9)%	0.2%
Domestic same-restaurant sales percentage change(d)	(2.6)%	(1.9)%
Average weekly unit sales (in thousands)	$36.5	$37.6
Area License(b)
Sales percentage change(c)	(5.0)%	0.0%

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Fuzzy’s Restaurant Data
Global Effective Restaurants(a)
Franchise	114	127
Company	1	1

Total	115	128

System-wide(b)
Domestic sales percentage change(c)	(16.9)%	(13.1)%
Domestic same-restaurant sales percentage change(d)	(12.2)%	(9.8)%
Franchise(b)
Domestic sales percentage change(c)	(16.9)%	(11.9)%
Domestic same-restaurant sales percentage change(d)	(12.2)%	(9.8)%
Average weekly domestic unit sales (in thousands)	$26.5	$28.6

(a)

“Effective Restaurants” are the weighted average number of restaurants open in each fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s, IHOP and Fuzzy’s systems, which consist of restaurants owned by franchisees and area licensees as well as those owned by the Company. Effective Restaurants do not include units operated as ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).

(b)

“System-wide sales” are retail sales at Applebee’s and Fuzzy’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated Applebee’s, IHOP and Fuzzy’s restaurants. System-wide sales do not include retail sales of ghost kitchens. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s and Fuzzy’s franchise restaurants, IHOP franchise restaurants, IHOP area license restaurants, and Applebee’s, IHOP and Fuzzy’s company-operated restaurants were as follows:

	Three Months Ended March 31,
	2025	2024
Reported sales (in millions)
Applebee’s franchise restaurant sales	$1,055.1	$1,120.9
Applebee’s company-operated restaurants	20.1	—
IHOP franchise restaurant sales	780.3	803.8
IHOP area license restaurant sales	73.9	77.8
IHOP company-operated restaurants	1.3	—
Fuzzy’s franchise restaurant sales	39.3	47.3
Fuzzy’s company-operated restaurants	0.2	0.3

Total	$1,970.2	$2,050.1

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior period for all restaurants in that category.
(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales in any given fiscal period, compared to the same weeks in the prior period, for domestic restaurants that have been operated during both periods that are being compared and have been open for at least 18 months. Because of new restaurant openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

(e)	The franchise sales percentage change for 2025 was impacted by the acquisition of 47 Applebee’s restaurants in November 2024 and 10 IHOP restaurants in March 2025 now reported as company-operated.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity
	Three Months Ended March 31,
	2025	2024
Applebee’s
Summary — beginning of period:
Franchise	1,567	1,642
Company	47	—

Beginning of period	1,614	1,642

Franchise restaurants opened:
Domestic	1	—
International	—	2

Total franchise restaurants opened	1	2

Franchise restaurants permanently closed:
Domestic	(13)	(5)
International	(8)	(3)

Total franchise restaurants permanently closed	(21)	(8)

Net franchise restaurant reduction	(20)	(6)

Summary—end of period:
Franchise	1,547	1,636
Company	47	—

Total Applebee’s restaurants, end of period	1,594	1,636

Domestic	1,489	1,531
International	105	105

IHOP
Summary — beginning of period:
Franchise	1,670	1,657
Area license	154	157
Company	—	—

Total IHOP restaurants, beginning of period	1,824	1,814

Franchise/area license restaurants opened:
Domestic franchise	4	5
Domestic area license	—	—
International franchise	3	2
International area license	1	—

Total franchise/area license restaurants opened	8	7

Franchise/area license restaurants permanently closed:
Domestic franchise	(16)	(8)
Domestic area license	—	(1)
International franchise	(2)	(3)
International area license	—	—

Total franchise/area license restaurants permanently closed	(18)	(12)

Net franchise/area license restaurant addition (reduction)	(10)	(5)

Franchise restaurants reacquired by the Company	(10)	—

Net increase (decrease) in franchise/area license restaurants	(20)	(5)

Summary — end of period:
Franchise	1,649	1,653
Area license	155	156
Company	10	—

Total IHOP restaurants, end of period	1,814	1,809

Domestic	1,682	1,692
International	132	117

Restaurant Development Activity (continued)
	Three Months Ended March 31,
	2025	2024
Fuzzy’s
Summary — beginning of period:
Franchise	116	131
Company	1	1

Beginning of period	117	132

Franchise restaurants opened:
Domestic	1	—
Franchise restaurants permanently closed:
Domestic	(4)	(4)

Net franchise restaurant addition (reduction)	(3)	(4)

Refranchised from Company restaurants	—	—

Net franchise restaurant addition (reduction)	(3)	(4)

Summary — end of period:
Franchise	113	127
Company	1	1

Total Fuzzy’s restaurants, end of period	114	128

Domestic	114	128
International	—	—

The restaurant counts and activity presented above include 19 dual-branded international and one dual-branded domestic Applebee’s and IHOP restaurants at March 31, 2025, and eight dual-branded international Applebee’s and IHOP restaurants at March 31, 2024, which are separately counted in each of our brands’ restaurant counts and activity. Dual-branded restaurants are defined as restaurants that reside in one location and operate two of our restaurant concepts under two separate franchise agreements. In addition, the restaurant counts and activity presented above do not include ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).